FOR IMMEDIATE RELEASE
Contacts:
---------

Robert Apple, Chief Operating                Don Weinberger
and Financial Officer                        Wolfe Axelrod Weinberger Assoc. LLC
InKine Pharmaceutical Company, Inc.          (212) 370-4500
(215) 283-6850                               don@wolfeaxelrod.com



                 INKINE REPORTS FIRST QUARTER FINANCIAL RESULTS:
              PRODUCT REVENUE INCREASED BY 72% COMPARED TO Q1 2003

                          - First Quarter Highlights -


                       - Reported $4.4 million in product revenue for Q1 2004, compared to $2.5 million for Q1 2003 -

                 - Announced Positive Results in Phase IV study of low dose Visicol(R) in treatment of chronic constipation -

         - Initiated Phase II clinical trial of advanced generation purgative product, INKP-102, for use prior to colonoscopy -

        - Commenced promotion agreement with Sigma-Tau Pharmaceuticals -


BLUE BELL, PA May 10, 2004 -- InKine Pharmaceutical Company, Inc. (Nasdaq: INKP) today announced its financial results for the quarter ended March 31, 2004, reporting product revenues of $4.4 million, compared to $2.5 million for the quarter ended March 31, 2003. In addition to product revenue, the Company recognized $0.3 million in other revenue, which was mostly attributable to revenues from its second position detail of VSL#3(R), a probiotic that is effective in treating certain gastrointestinal disorders.


The Company incurred losses of $0.1 million and $0.9 million, or $0.00 and $0.02 per share, for the three-month periods ended March 31, 2004 and 2003, respectively, which includes $0.6 million in costs related to the Company's withdrawn public offering and a purported class action lawsuit. Had the Company not incurred such costs, the Company would have reported net income of $0.5 million or $0.01 per share for the quarter ended March 31, 2004. On May 7, 2004, the Company received a $500,000 payment from a third-party as reimbursement for these costs. This payment, which represents approximately 90% of the current costs incurred in connection with the withdrawn public offering and lawsuit, will be included as an offset to expenses in the Company's statement of operations for the quarter ending June 30, 2004.


"We are pleased to report our first quarter financial results which marks our best quarter ever in terms of revenue and ethical market share of Visicol(R)," said Leonard S. Jacob, M.D., Ph.D., Chairman and Chief Executive Officer of InKine. "In addition to our strong commercial results, we recently reported positive results in our Phase IV constipation study using low dose Visicol(R) and initiated our Phase II colonoscopy study using our advanced generation MCC-free purgative product, INKP-102. Our Phase II study of INKP-102 is rapidly enrolling and we look forward to using the data to determine the dosing arms to be included in our Phase III study which will commence during the second half of this year," added Dr. Jacob.


   Product Sales:

o Product revenues for the first quarter of 2004 were $4.4 million, a 72% increase over product revenues of $2.5 million for the same period a year earlier. Prescription levels increased as a result of intensified sales and marketing efforts, which continue to enhance market awareness and acceptance of Visicol(R). Approximately 105,000 prescriptions were filled for Visicol(R) during the first quarter of 2004, which represents approximately 12.7% of the ethical purgative market. Visicol(R) prescription levels and selected sales force statistics for the current quarter and the four preceding quarters are as follows:


                                      Q1 2003          Q2 2003          Q3 2003           Q4 2003          Q1 2004
                                      -------          -------          -------           -------          -------

        Prescriptions *               80,000           89,000            96,000           99,000           105,000

     Ethical Market Share *            9.3%             10.5%            11.4%             12.1%            12.7%

    Average Sales Force Size            38               37                37               39               46

         * Source: IMS Exponent 2003 and 2004                           - More -

"We are positioned to accelerate our growth rate and expect to realize the benefits of our sales force expansion as we approach the second half of 2004. During the first quarter, we expanded the depth and sales experience of our organization by recruiting Del Humphreys to the position of Senior Vice President of Sales. Mr. Humphreys is a seasoned veteran with 30 years of experience in pharmaceutical sales and brings with him a wide range of sales and marketing expertise," said Robert F. Apple, Chief Operating and Financial Officer of InKine. "In addition to our growing market share in the purgative product marketplace, our field sales representatives continue to report physician interest in Visicol(R) tablets for treating constipated patients," added Mr. Apple.

   Costs and Expenses:
o Research and development costs were $0.9 million and $0.3 million for the quarters ending March 31, 2004 and 2003, respectively. The increase was the result of higher development costs associated with the MCC-free new generation purgative tablet (INKP-102), along with higher personnel costs related to managing an increased scale of research and development activity.

o Sales and marketing costs of $1.9 million and $1.4 million were incurred for the three-months ended March 31, 2004 and 2003, respectively. The increase was the result of continued growth in the size of the Company's internal sales force, along with increased marketing campaigns related to Visicol(R). As of March 31, 2004, InKine's internal sales force covered 45 territories with four district managers, compared to 36 territories and three district managers as of March 31, 2003.
o General and administrative expenses were $0.8 million and $0.5 million for the three-months ended March 31, 2004 and 2003, respectively. The increase was the result of higher personnel, patent and insurance costs, along with an increase in legal and accounting fees associated with Sarbanes-Oxley compliance.
o On March 15, 2004, the Company withdrew a public offering of six million shares of its common stock. The Company wrote off $379,000 of costs related to the offering during the quarter ended March 31, 2004. The decision to withdraw the offering was made when it came to the Company's attention that its certificate of incorporation does not contain any provision exempting the Company from providing preemptive rights in connection with certain securities offerings. On March 19, 2004, a purported class action lawsuit for breach of contract was filed in the Court of Common Pleas, Philadelphia County, on behalf of a putative class of holders of InKine equity shares who have purportedly been denied certain claimed preemptive rights during the last six years. The lawsuit names the Company as the defendant and seeks unspecified compensatory damages. The Company has incurred approximately $188,000 in legal costs related to preemptive rights and the lawsuit. In its statement of operations, the Company has included both the $379,000 in written-off costs related to the withdrawn offering and the $188,000 in legal costs related to preemptive rights and the lawsuit in the line item "Withdrawn public offering and litigation." On May 7, 2004, the Company received a $500,000 payment from a third-party as reimbursement for these costs. The Company believes that it will continue to be entitled to reimbursement from third-parties for any costs, expenses and liabilities incurred in connection with the purported class action lawsuit. However, no assurance can be given that the Company will obtain such additional reimbursement or that any such liability will not be material. o Interest and other expense was minimal for the quarter ending March 31, 2004 due to the June 2003 conversion of the Company's long-term debt into shares of the Company's common stock. Interest and other expense was $0.3 million for the quarter ending March 31, 2003.


     Balance Sheet:

o The Company had $10.2 million in cash at March 31, 2004 compared to $10.4 million at December 31, 2003. The Company's short-term borrowings on its line of credit were $1.0 million at March 31, 2004.


The Company will be hosting a conference call today at 11:00 AM EDT to further discuss the first quarter 2004 financial results. To participate please dial
(877) 709-8150 about five to ten minutes prior to the initiation of the teleconference. The conference call will also be available on replay starting at 1:00 PM EDT on May 10, 2004, and ending at 5:00 PM EDT on May 14, 2004. For the replay, please dial (877) 660-6853 (replay account # 2658, replay conference # 103508). The access number for the replay for international callers is (201) 612-7415 (replay account # 2658, replay conference # 103508).

                      ------------------------------------


                                                                       - More -



About InKine Pharmaceutical

InKine Pharmaceutical Company, Inc. is a publicly traded specialty pharmaceutical company focused on developing and commercializing pharmaceutical products for the diagnosis and treatment of gastrointestinal disorders. The Company's development strategy is to acquire late-stage drug candidates with short time lines to commercialization. The Company's franchise product, Visicol(R) is the only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product, IB-Stat(R), is an oral hyoscyamine spray for the treatment of a variety of indications. The Company is also promoting VSL#3(R), a probiotic that is effective in treating certain gastrointestinal disorders. Additionally, the Company is developing INKP-102, an advanced generation purgative, which is in Phase II clinical trials for bowel cleansing prior to colonoscopy and Colirest(TM), which is in clinical trials for the treatment of Crohn's disease. For further information, please visit InKine on its web site http://www.inkine.com.

In addition to historical facts or statement of current condition, this press release and other statements made from time to time by representatives of the Company contain or may contain forward-looking statements. Forward-looking statements provide InKine's current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. InKine's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth in its reports on Form 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, InKine does not intend (and it is not obligated) to update publicly any forward-looking statements. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.
                              - Tables to Follow -



                                            InKine Pharmaceutical Company, Inc.
                                            CONDENSED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
                                                      (unaudited)

                                                                                    Three-Months Ended March 31,
                                                                                     2004                  2003
                                                                                   --------              --------
Product revenue ..............................................................     $  4,350              $  2,536
Other revenue ................................................................          283                  --
                                                                                   --------              --------
   Revenue ...................................................................        4,633                 2,536

Cost of goods sold ...........................................................         (491)                 (389)
                                                                                   --------              --------
   Gross profit ..............................................................        4,142                 2,147

Cost and expenses:
   Research and development ..................................................          922                   341
   Sales and marketing .......................................................        1,949                 1,420
   General and administrative ................................................          785                   513
   Withdrawn public offering and litigation ..................................          567                  --
                                                                                   --------              --------
     Operating expenses ......................................................        4,223                 2,274
                                                                                   --------              --------
   Loss from operations ......................................................          (81)                 (127)

Interest income and expense ..................................................            3                  (337)
Non-cash accretion and cash premium ..........................................         --                    (467)
                                                                                   --------              --------
   Net loss ..................................................................     $    (78)             $   (931)
                                                                                   ========              ========

   Net loss per share - basic and diluted ....................................     $   0.00              $  (0.02)
                                                                                   ========              ========
    Weighted average shares outstanding - basic and diluted ..................       48,547                37,796


                                                                       - More -



                                                 CONDENSED BALANCE SHEETS
                                                  (amounts in thousands)

                                                                                March 31, 2004      December 31, 2003
                                                                                --------------      -----------------
         ASSETS                                                                  (unaudited)

Cash and cash equivalents .............................................           $10,244                 $10,442
Accounts receivable ...................................................             2,528                   1,170
Inventory .............................................................             1,480                     780
Other assets ..........................................................               986                     905
                                                                                  -------                 -------

    Total assets ......................................................           $15,238                 $13,297
                                                                                  =======                 =======

    LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued expenses .................................           $ 3,501                 $ 2,668
  Line of credit ......................................................             1,000                    --
Shareholders' equity ..................................................            10,737                  10,629
                                                                                  -------                 -------

    Total liabilities and shareholders' equity ........................           $15,238                 $13,297
                                                                                  =======                 =======


               RECONCILIATION OF GAAP AMOUNTS TO ADJUSTED AMOUNTS
                  (amounts in thousands, except per share data)

                                                        (unaudited)

                                                                                     Three-Months Ended March 31,
                                                                                     2004                    2003

GAAP net loss ............................................................       $  (78)              $   (931)
Adjustment items:
   Expenses related to withdrawn offering and litigation .................          567                   --
                                                                                 ------                -------

Net income (loss), as adjusted ...........................................       $  489               $   (931)
                                                                                 ======                =======

GAAP net loss per share ..................................................       $ 0.00               $  (0.02)
Adjustment items:
   Expenses related to withdrawn offering and litigation
                                                                                   0.01                   --

Net income (loss) per share, as adjusted .................................       $ 0.01               $  (0.02)
                                                                                 ======                ========



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